UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2779 Highway 24, Lawler, Iowa	52154
	(Address of principal executive offices)	(Zip Code)

(563) 238-5555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 15, 2017, the board of directors of Homeland Energy Solutions, LLC (the "Company") appointed Beth Eiler Chief Financial Officer.

Beth Eiler, Chief Financial Officer - Age 43. Ms. Eiler will serve as the Company's Chief Financial Officer at the pleasure of the Company's board of directors until her earlier resignation or removal. Prior to joining the Company, Ms. Eiler served as the Accounting Manager for the West Wilson Utility District outside of Nashville, Tennessee from 2011 until 2014 when she moved to Iowa. Ms. Eiler then served as a consultant for the West Wilson Utility District while living in Iowa. Ms. Eiler also worked for Hacker, Nelson & Co., P.C., an accounting firm in New Hampton, Iowa, since 2015 preparing tax returns and assisting with financial audits. Ms. Eiler also previously worked as a public accountant for 14 years in Nashville, Tennessee. Ms. Eiler is a Certified Public Accountant. Ms. Eiler does not have an employment agreement with the Company but she will participate in the Company's executive compensation plan along with other members of the Company's senior management team.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: March 17, 2017	/s/ James Broghammer
James Broghammer
President/Chief Executive Officer
(Principal Executive Officer)